                                                                          EXHIBIT 99.1

From:                      TROPICAL SPORTSWEAR INT'L CORPORATION
                           4902 West Waters Avenue, Tampa, FL 33634
                           Nasdaq National Market, Symbol: TSIC

Media Contact:             Hannah Arnold (212) 575-4545
                           Linden Alschuler & Kaplan, Inc. Public Relations

Investor Contact:          Robin Cohan, Chief Financial Officer & Treasurer
                           Tropical Sportswear Int'l Corporation (813) 249-4900

            TROPICAL SPORTSWEAR ANNOUNCES SALE OF SOUTH PACIFIC DIVISION

         Tampa,  FL,  October  4,  2004  -  Tropical   Sportswear  Int'l  Corporation
(Nasdaq:TSIC)  ("TSI"),  a designer,  producer and marketer of  high-quality  branded and retailer  private branded  apparel,  announced that it has sold its South Pacific
division  to  the  division's  current  senior  management  for  $3.0  million.   The
division,  which has annual  sales of  approximately  $8.0  million,  sells  products marketed  under the Farah(R)and  Savane(R)brands to  department  stores and specialty retailers  in Australia  and New  Zealand.  The  transaction  includes a  sub-license agreement  for the use of the two  trademarks.  In  connection  with  the  sale,  TSI expects to record a non-cash  loss of  approximately  $3.5 million  during its fiscal fourth quarter.

         "As TSI moves  forward with its new business  strategy,  we continue to look for  opportunities  to further  improve our  operations  and position the company for long-term success," said CEO Michael Kagan.

         "The Farah(R)and  Savane(R)brands are popular  among  consumers in the South
Pacific region," said Paul Box,  Managing  Director.  "This  transaction  presented a win-win  opportunity  for both parties,  and we are looking  forward to continuing to work with TSI through our sub-license agreement."

         TSI  (Nasdaq:TSIC)  is a designer,  producer  and  marketer of  high-quality branded  and  retailer  private  branded  apparel  products  that  are  sold to major retailers in all levels and channels of  distribution.  Primary product lines feature casual and  dress-casual  pants,  shorts,  denim  jeans,  and woven and knit  shirts.
Major  owned  brands  include  Savane(R),  Farah(R),  Flyers(TM),  The Original Khaki
Co.(R), Bay to Bay(R),  Two  Pepper(R),  Royal Palm(R),  Banana Joe(R), and Authentic
Chino Casuals(R).  Licensed brands include Bill Blass(R) and Van  Heusen(R). Retailer national  private  brands  that  we produce include Puritan(R), George(TM),  Member's
Mark(R),  Sonoma(R),  Croft & Barrow(R),  St. John's  Bay(R),  Roundtree &  Yorke(R),
Geoffrey  Beene(R),   Izod(R),  and  White  Stag(R).   TSI  distinguishes  itself  by
providing  major  retailers  with  comprehensive brand  management  programs and uses advanced  technology to provide retailers with customer, product and market analyses, apparel design, and merchandising consulting and inventory forecasting.

        This  press release contains forward-looking statements, which are subject to the safe harbor created by the  Private Securities  Litigation  Reform  Act of  1995.
Management  cautions that these  statements  represent  projections  and estimates of future  performance  and  involve  certain  risks and  uncertainties.  The  Company's
actual   results   could  differ   materially   from  those   anticipated   in  these
forward-looking  statements  as a result of factors  including,  without  limitation, failure  to  achieve  financial  expectations  associated  with the sale of the South
Pacific  division;   failure  to  achieve  expected  royalties  associated  with  the sub-license  agreement;  and  other  risk  factors  listed  from  time to time in the
Company's  reports  (including  its Annual  Report on Form 10-K)  filed with the U.S.
Securities and Exchange  Commission.  In addition,  the estimated  financial  results for any period do not  necessarily  indicate the results that may be expected for any future period, and the Company assumes no obligation to update them.